UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2010
Date of Report (Date of earliest event reported)

Car Charging Group, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-149784
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 425
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)

 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On February 12, 2010 Car Charging Group, Inc. (the “Company”) entered into an electric vehicle charger agreement with The Plaza at Oceanside Pompano Beach (the “Agreement”). Pursuant to the Agreement, the Company will install and maintain electric vehicle charging stations for residents of The Plaza at Oceanside Pompano Beach. The company plans to complete installation of the charging station for Oceanside upon completion of the permitting process.  There will be approximately 300-350 parking spaces for residential use and approximately 150-180 parking spaces available via valet parking in the future.  The Company is the exclusive provider to that location for a term of 7 years, with the option to renew twice at 2 yr periods.

Item 9.01 -Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Car Charging Group, Inc.

/s/ Andy Kinard
Andy Kinard President

/s/ Richard Adeline
Richard Adeline Chief Financial Officer

Dated: March 1, 2010

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